(EXHIBIT (j)(2)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 82 to the registration statement on Form N-1A ("Registration Statement") of our report dated October 4, 2002, relating to the financial statements and financial highlights of the Eaton Vance Worldwide Health Sciences Fund (the "Fund") and of our report dated October 4, 2002, relating to the financial statements and supplementary data of the Worldwide Health Sciences Portfolio, which appear in the August 31, 2002 Annual Report to Shareholders of the Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus of the Fund dated January 1, 2003 and under the heading "Other Service Providers" in the Statement of Additional Information of the Fund dated January 1, 2003 which are incorporated by reference into the Registration Statement.


/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP


Boston, Massachusetts
July 30, 2002